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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                   May 1, 1997




                             THRIFT MANAGEMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Florida                    333-5190-A                        65-0309540
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(State or other               (Commission                     (IRS Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)




3141 W. Hallandale Beach Boulevard, Hallandale, Florida                33009
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       (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (954) 985-8100
                                                           --------------


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Item 4.  Changes in Registrant's Certifying Accountant.
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         Effective May 1, 1997, Thrift Management, Inc. (the "Registrant")
dismissed its principal accountants, Scarano & Lipton, P.C. of Mitchel Field, New York ("Scarano & Lipton"), and engaged the firm of Berkowitz Dick Pollack & Brant of Miami, Florida, as its principal accountants. The decision to change principal accountants was based on the Registrant's desire to engage a firm based in South Florida, where the Registrant's operations are currently located. The change in principal accountants was approved by the Registrant's Board of Directors.

         As of December 31, 1996 and during the Registrant's two most recent fiscal years ending December 31, 1996 and the subsequent interim period preceding the dismissal of Scarano & Lipton, there were no disagreements with Scarano & Lipton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scarano & Lipton, would have caused Scarano & Lipton to make reference to the subject matter of the disagreements in connection with its reports.

         The reports of Scarano & Lipton on the financial statements of the Registrant as of December 31, 1996 and for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         Exhibit 16.1   Letter regarding change in certifying accountant.



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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THRIFT MANAGEMENT, INC.



                                     By:  /s/ Marc Douglas
                                          -------------------------------------
                                          Marc Douglas,
                                          President and Chief Executive Officer


Dated:  May 1, 1997



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